LAW\13085\301037.01
                    THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") is made and entered into by and between J.C. ENTERPRISES, a Colorado general partnership ("Landlord") and VARI-L COMPANY, INC., a Colorado corporation ("Tenant").

                                 RECITALS

     A. Landlord and Tenant have heretofore executed a certain Lease Agreement dated and effective as of January 1, 1987, as amended by Amendment to Lease Agreement dated and effective as of December 6, 1990 ("First Amendment") and Second Amendment to Lease Agreement dated and effective as of March 23, 1993 ("Second Amendment) (collectively, the "Lease Agreement"), with respect to certain leased premises (the "Premises") at 5165 Peoria Street, Denver, Colorado, which Premises are more particularly described in the Lease Agreement, reference to which is hereby made for all purposes.

     B. Landlord and Tenant desire to amend certain provisions of the Lease Agreement as more particularly provided for herein.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Landlord and Tenant do hereby agree as follows:

     1. Except as otherwise expressly defined herein, capitalized terms used in this Third Amendment shall have the meanings ascribed to them in the Lease Agreement.

     2. Landlord and Tenant have agreed to extend the term and change the base rental of the Lease Agreement. In order to facilitate these changes, Landlord and Tenant have agreed to the modifications of the Lease
Agreement set forth in this Third Amendment.

     3. Notwithstanding anything to the contrary contained in the Lease Agreement, as amended by the First Amendment and Second Amendment, the term of the Lease Agreement is hereby extended for an additional five (5) years and seven (7) days, so that the term of the Lease Agreement, which would have expired on October 24, 2000, is extended to and shall expire on October 31, 2005. Additionally, provided no default exists under the Lease Agreement, Tenant shall have one (1) option to extend the term of the Lease Agreement for an additional five (5) years (the "Option Term"). To exercise such Option Term, Tenant shall provide written notice to Landlord of its intent to exercise the Option Term no later than October 1, 2005. All provisions of the Lease Agreement shall remain in full force and effect during the Option Term.

     4. Paragraph 3A. of the Lease Agreement, as amended by the First Amendment and Second Amendment, is hereby deleted in its entirety and replaced with the following:

     The base rental hereunder shall be Six Thousand Six Hundred Thirty Four and 00/100 Dollars ($6,634.00) per month for the period commencing on April 1, 1993 and ending on October 31, 1998. The base rental hereunder shall be Ten Thousand Eight Hundred One and 00/100 Dollars ($10,801.00) for the period commencing on November 1, 1998 through the end of the term of the Lease Agreement.

     5. Except as amended hereby, all terms of the Lease Agreement shall remain unchanged and in full force and effect, and as amended hereby, the Lease Agreement is ratified and confirmed by the parties.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment effective as of the 30th day of October, 1998.


                              TENANT:

                              VARI-L COMPANY, INC., a Colorado
corporation

                              By:/s/David G. Sherman
                                   David G. Sherman, President



                              LANDLORD:

                              J.C. ENTERPRISES, a Colorado general
               partnership

                              By:/s/Joseph H. Kiser
                                   Joseph H. Kiser, general partner


                              By:/s/ Carolyn Y. Kiser
                                   Carolyn Y. Kiser, general partner